Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp

BSTR Holdings, Inc. 901 N Market St	22 Bishopsgate LONDON EC2N 4BQ ___ TEL: (020) 7519-7000 FAX: (020) 7519-7070 www.skadden.com May 13, 2026

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RE:	BSTR Holdings, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as United States special counsel to BSTR Holdings, Inc. (the “Company” or “Pubco”), a Delaware corporation, in connection with the registration statement on Form S-4 of the Company (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”), filed on May 13, 2026, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration of the number of shares of non-voting Class A common stock of the Company, par value $0.01 per share (“Company Class A Stock”) (the “Registered Shares”), that may become issuable upon consummation of the transactions contemplated by the business combination agreement, dated as of July 16, 2025 (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Cantor Equity Partners I, Inc., a Cayman Islands exempted company (“CEPO”), BSTR Intermediate, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“CEPO Merger Sub”), BSTR Holdings (Cayman), a Cayman Islands exempted company (the “Seller”), BSTR Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Seller (“Newco”), PEMS Sub A, Inc., a Delaware corporation and a wholly-owned subsidiary of CEPO (“CEPO Subsidiary A”), PEMS Sub B, Inc., a Delaware corporation and a wholly-owned subsidiary of CEPO Subsidiary A (“CEPO Subsidiary B”), and PEMS Merger Sub C, Inc., a Delaware corporation and a wholly-owned subsidiary of CEPO Subsidiary B (“Newco Merger Sub”).

BSTR Holdings, Inc.
May 13, 2026

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), (i) CEPO will merge with and into CEPO Merger Sub, with CEPO Merger Sub continuing as the surviving entity (the “CEPO Merger”) as a result of which the holders of Class A ordinary shares of CEPO, par value $0.0001 per share (the “CEPO Class A Ordinary Shares”) will receive one share of the Company Class A common stock, par value $0.01 per share, for each CEPO Class A Ordinary Share held by such CEPO shareholders immediately prior to the effective time of the CEPO Merger, and (ii) at least two (2) hours after the CEPO Merger, Newco Merger Sub will merge with and into Newco, with Newco continuing as the surviving entity as a result of which (a) the Seller will receive shares of Company Class A Stock and Class B common stock of the Company, par value $0.01 per share, in exchange for its Class A and Class B membership interests in Newco and (b) the Newco Equity PIPE Investors (as defined in the Business Combination Agreement) will receive non-voting units of Newco in exchange for their Class A membership interests in Newco.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the Registration Statement;

(b)	an executed copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)	an executed copy of a certificate of Adam Back, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)	a copy of the Company’s Certificate of Incorporation, certified by the Secretary of the State of Delaware, as of July 14, 2025, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the written consent of the sole director of the Company referred to below and as of the date hereof;

(e)	the form of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.3 to the Registration Statement;

(f)	a copy of the Company’s Bylaws, as amended and certified pursuant to the Secretary’s Certificate as being in effect on the date of the written consent of the sole director of the Company referred to below and as of the date hereof;

BSTR Holdings, Inc.
May 13, 2026

(g)	the form of the Company’s Amended and Restated Bylaws (the “Bylaws”) to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.4 to the Registration Statement; and

(h)	a copy of the written consent of the sole director of the Company, adopted on July 16, 2025, certified pursuant to the Secretary’s Certificate, approving, among other things, the Business Combination Agreement, the Business Combination, the filing of the Registration Statement and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Business Combination Agreement and the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in the bulleted paragraphs (e) and (g) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of CEPO will have approved, among other things, the Business Combination, including the Certificate of Incorporation and Bylaws, (iii) the Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and become effective and the sole director of the Company has taken all necessary corporate action to adopt the Bylaws and to approve the issuance and sale of the Registered Shares and related matters, (iv) the Business Combination will have been consummated in accordance with the Business Combination Agreement and (v) any transactions contemplated by the Business Combination Agreement to be consummated concurrent with or prior to the Mergers will have been consummated, the issuance of the Registered Shares will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.01 per share.

BSTR Holdings, Inc.
May 13, 2026

In addition, in rendering the foregoing opinion we have assumed that:

(a)	the Company’s issuance of the Registered Shares does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of the Company Class A Stock;

(b)	no procedures have been instituted for, and no other event has occurred, that would result in the liquidation, dissolution or winding-up of the Company;

(c)	the Company’s authorized capital stock will be as set forth in the Certificate of Incorporation, and we have relied solely on the form of such Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.3 to the Registration Statement, and have not made any other inquiries or investigations; and

(d)	an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, and the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP

LC

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